March 6, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read TriLinc Global Impact Fund, LLC’s statements included under Item 4.01(a) of its Form 8-K to be filed on March 6, 2023 and we agree with such statements concerning our firm.

/s/ RSM US LLP